UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 25, 2008

Interleukin Genetics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32715	94-3123681
(Commission File Number)	(IRS Employer Identification No.)

135 Beaver Street Waltham, MA	02452
(Address of Principal Executive Offices)	(Zip Code)

(781) 398-0700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

                On February 25, 2008, Interleukin Genetics, Inc. (the “Company”) entered into a new research agreement with Access Business Group International LLC, a subsidiary of Alticor Inc.  The research agreement encompasses four main areas: osteoporosis, cardiovascular disease, nutrigenomics, and dermagenomics.  The Company will be conducting various clinical studies in these areas, which shall be fully funded by Alticor.  Some of these studies aim to correlate single nucleotide polymorphic (SNPs) gene variations to the risk of osteoporosis or cardiovascular disease in Asian populations.  Other studies conducted in North American populations will seek to identify genetic factors that influence athletic performance (nutrigenomics) and skin health, such as wrinkles, elasticity, aging (dermagenomics), for the purpose of developing products to enhance healthy aging.

                The term of the research agreement is one year and is subject to a six-month extension for completion of the contemplated research.  Under the terms of the agreement, ABG will pay Interleukin Genetics $1,200,000 during 2008 for the research.  Approximately $800,000 of unspent funding from prior research agreements between the Company and Alticor shall also be credited against the costs incurred under this new agreement.  Alticor is the corporate parent of Pyxis Innovations Inc., the Company’s largest stockholder, reporting ownership of securities representing approximately 58.4% of Company’s common stock on an as-converted to common stock basis.

                A copy of the Company’s press release announcing the Company’s entry into the research agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibit.

                99.1         Press Release dated February 28, 2008.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interleukin Genetics, Inc.
(Registrant)

Date: February 28, 2008	/s/ LEWIS H. BENDER
Lewis H. Bender
Chief Executive Officer
(Signature)